Exhibit 99.1

Ariba Reports Results for First Quarter Fiscal Year 2011

Company posts 22% annual growth in subscription software revenue

SUNNYVALE, Calif., January 27, 2011 — Ariba, Inc. (Nasdaq: ARBA), the leading provider of collaborative business commerce solutions, today announced results for the first quarter of fiscal year 2011 ended December 31, 2010.

Quarterly Financial and Operational Highlights from Continuing Operations:

•	Total revenues of $90.4 million and EPS of $0.09 from continuing operations.

•	Non-GAAP EPS of $0.18 from continuing operations

•	12-month subscription software backlog of $166 million, up 19% percent year-over-year

•	Cash flow from continuing operations of $15.6 million

•	Ending cash, cash equivalents, investments and restricted cash of $290.9 million

“On the heels of a very strong fiscal year 2010, Ariba continues to perform well,” said Bob Calderoni, Chairman and CEO, Ariba. “We see momentum accelerating with our cloud-based collaborative commerce solutions as companies around the world increasingly seek ways to become more connected, efficient and informed. We also made a number of strategic moves, including the acquisition of Quadrem, which will allow us to expand the depth and breadth of our network-based offerings and further accelerate our growth.”

Results for the First Quarter of Fiscal Year 2011

Revenue from Continuing Operations:

Total revenues for the first quarter of fiscal year 2011 from continuing operations were $90.4 million, as compared to $75.2 million for the first quarter of fiscal year 2010. Subscription and maintenance revenues for the first quarter of fiscal year 2011 were $65.9 million, as compared to $58.4 million for the first quarter of fiscal year 2010. Within subscription and maintenance revenues, subscription software revenue was $50.2 million for the first quarter of fiscal year 2011, as compared to $41.2 million for the first quarter of fiscal year 2010. Services and other revenues for the first quarter of fiscal year 2011 were $24.6 million, as compared to $16.8 million for the first quarter of fiscal year 2010.

Earnings Per Share from Continuing Operations:

Net income from continuing operations for the first quarter of fiscal year 2011 was $8.5 million, or $0.09 per share, as compared to net income from continuing operations for the first quarter of fiscal year 2010 of $1.0 million, or $0.01 per share. Net income from continuing operations for the first quarter of fiscal year 2011 included expenses of $1.0 million for amortization of intangible assets, $12.8 million for stock-based compensation, and $1.0 million of transaction-related costs and included a tax accrual reversal benefit of $3.9 million and a restructuring benefit of $2.9 million. Excluding these items, Non-GAAP net income from continuing operations was $16.5 million, or $0.18 per diluted share.

Balance Sheet and Cash:

Total cash, cash equivalents, investments and restricted cash were $290.9 million at December 31, 2010, up $91.4 million from December 31, 2009 and up $38.9 million from September 30, 2010. Net cash flow from continuing operations for the three months ended December 31, 2010 was $15.6 million, as compared to $10.3 million for the three months ended December 31, 2009. Accounts receivable, on a days-sales-outstanding basis, were 21 days for the first quarter of fiscal 2011, as compared to 21 days for the first quarter of fiscal 2010, and 20 days with the previous quarter. Total deferred revenues were $125.2 million at December 31, 2010, compared to $119.5 million at December 31, 2009 and $104.3 million at September 30, 2010.

Customer Acquisition and Transactions for the Quarter:

During the quarter, 232 companies of all sizes across geographies purchased Ariba solutions to manage their commerce activities, including: American Express, Amgen, BP Corporation, Caterpillar, Hewlett-Packard, Pfizer, Accenture, Hertz, and Avon. The company also added 31 new customers, and closed 18 transactions over $1 million including seven software deals over $1 million, and 216 on-demand product deals.

Conference Call Information

Ariba will hold a conference call today at 5:00 p.m. ET to discuss its results for the first quarter of fiscal 2011. To join the call, please dial (877) 407-8031 in the United States and Canada, or (201) 689-8031 if calling internationally. The conference call will also be webcast live and can be accessed on the investor relations section of the company’s website at www.ariba.com or by logging in at www.vcall.com.

A replay of the conference can be accessed by calling (877) 660-6853 in the United States and Canada or (201) 612-7415 internationally and entering account number 286 and conference ID number: 364674.

About Ariba, Inc.

Ariba, Inc. is the leading provider of collaborative business commerce solutions. Ariba combines industry-leading technology with the world's largest web-based trading community for business to help companies discover, connect and collaborate with a global network of partners – all in a cloud-based environment. Using the Ariba® Commerce Cloud, businesses of all sizes can buy, sell and manage cash more efficiently and effectively. Over 340,000 companies around the globe use the Ariba Commerce Cloud to simplify inter-enterprise commerce and enhance results. Why not join them? To get on the path to Better Commerce visit: www.ariba.com/commercecloud/

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Copyright © 1996 – 2011 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE, Ariba.com, Ariba.com Network, Ariba Spend Management. Find it. Get it. Keep it. and PO-Flip are registered trademarks of Ariba, Inc. Ariba Procure-to-Pay, Ariba Buyer, Ariba eForms, Ariba PunchOut, Ariba Services Procurement, Ariba Travel and Expense, Ariba Procure-to-Order, Ariba Procurement Content, Ariba Sourcing, Ariba Savings and Pipeline Tracking, Ariba Category Management, Ariba Category Playbooks, Ariba StartSourcing, Ariba Spend Visibility, Ariba Analysis, Ariba Data Enrichment, Ariba Contract Management, Ariba Contract Compliance, Ariba Electronic Signatures, Ariba StartContracts, Ariba Invoice Management, Ariba Payment Management, Ariba Working Capital Management, Ariba Settlement, Ariba Supplier Information and Performance Management, Ariba Supplier Information Management, Ariba Discovery, Ariba Invoice Automation, Ariba PO Automation, Ariba Express Content, Ariba Ready, and Ariba LIVE are trademarks or service marks of Ariba, Inc. All other brand or product names may be trademarks or registered trademarks of their respective companies or organizations in the United States and/or other countries.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba's expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba's operating and financial results to differ materially from current expectations include, but are not limited to: the impact of the credit crises on Ariba’s results of operations and financial condition; delays in development or shipment of new versions of Ariba's products and services; lack of market acceptance of Ariba's existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors;; the impact of any acquisitions, including our recently completed acquisition of the business of Quadrem International Holdings, Ltd., such as difficulties with the integration process or the realization of benefits of a transaction; the impact of our recent disposition of our sourcing service and business process outsourcing business, including the potential disruption of our ongoing business; the ability to attract and retain qualified employees; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions, including the impact of a recession; inability to control costs; changes in the company's pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions and dispositions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba's Form 10-K filed with the SEC on November 23, 2010. All forward-looking statements in this press release and the related earnings call are based on information available to Ariba as of the date hereof. Ariba assumes not obligation to update these forward-looking statements. Any future products, features or related specifications that may be referenced in the release or in the related earnings call are for information purposes only and are not commitments to deliver any technology or enhancement. Ariba reserves the right to modify future product plans at any time.

Media Contact:

Karen Master

Ariba, Inc.

(412) 297-8177

kmaster@ariba.com

Investor Contact:

John Duncan

Ariba, Inc.

650-390-1200

investorinfo@ariba.com

Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	December 31, 2010	September 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$221,754	$182,393
Short-term investments	15,706	18,449
Restricted cash	104	104
Accounts receivable, net	23,565	21,781
Prepaid expenses and other current assets	19,901	7,942

Total current assets	281,030	230,669

Property and equipment, net	15,999	15,958
Long-term investments	24,219	22,283
Restricted cash, less current portion	29,137	29,137
Goodwill	394,718	406,507
Other intangible assets, net	12,129	13,154
Other assets	4,293	4,001

Total assets	$761,525	$721,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,617	$11,190
Accrued compensation and related liabilities	17,086	32,079
Accrued liabilities	20,663	18,398
Restructuring obligations	15,901	17,188
Deferred revenue	113,167	97,005

Total current liabilities	180,434	175,860

Deferred rent obligations	8,342	9,880
Restructuring obligations, less current portion	17,443	23,339
Deferred revenue, less current portion	12,028	7,285
Other long-term liabilities	1,508	6,391

Total liabilities	219,755	222,755

Stockholders’ equity:
Common stock	187	188
Additional paid-in capital	5,237,531	5,236,265
Accumulated other comprehensive loss	(2,427)	(1,879)
Accumulated deficit	(4,693,521)	(4,735,620)

Total stockholders’ equity	541,770	498,954

Total liabilities and stockholders’ equity	$761,525	$721,709

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,
	2010	2009
Revenues:
Subscription and maintenance	$65,858	$58,373
Services and other	24,562	16,819

Total revenues	90,420	75,192

Cost of revenues:
Subscription and maintenance	14,290	12,674
Services and other	15,307	12,448
Amortization of acquired technology and customer intangible assets	1,025	1,327

Total cost of revenues	30,622	26,449

Gross profit	59,798	48,743

Operating expenses:
Sales and marketing	35,716	26,692
Research and development	12,492	11,146
General and administrative	10,610	10,012
Amortization of other intangible assets	—	104
Restructuring benefit	(2,923)	—

Total operating expenses	55,895	47,954

Operating income	3,903	789
Interest and other expense, net	769	277

Income from continuing operations before income taxes	4,672	1,066
(Benefit from) provision for income taxes	(3,812)	17

Income from continuing operations	8,484	1,049

Discontinued operations, net of tax:
(Loss) income from discontinued operations	(5,104)	1,176
Gain on sale of discontinued operations	38,719	—

Total discontinued operations	33,615	1,176

Net income	$42,099	$2,225

Basic earnings per share:
Income from continuing operations	$0.09	$0.01
Discontinued operations, net of tax	0.38	0.02

Net income per basic common share	$0.47	$0.03

Diluted earnings per share:
Income from continuing operations	$0.09	$0.01
Discontinued operations, net of tax	0.36	0.02

Net income per diluted common share	$0.45	$0.03

Weighted average shares - basic	88,632	85,161
Weighted average shares - diluted	92,574	88,262

Ariba, Inc. and Subsidiaries

Cash Flows

(Unaudited; in thousands)

	Three Months Ended December 31,
	2010	2009
Operating activities:
Net income	$42,099	$2,225
Less income from discontinued operations, net of tax	(33,615)	(1,176)

Income from continuing operations	8,484	1,049
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Provision for doubtful accounts	165	46
Depreciation	2,074	1,839
Amortization of intangible assets	1,025	1,431
Stock-based compensation	12,834	13,106
Restructuring benefit	(2,923)	—
Other-than temporary impairment of long-term investments	—	499
Changes in operating assets and liabilities:
Accounts receivable	(1,949)	(52)
Prepaid expense and other assets	(652)	(889)
Accounts payable	91	79
Accrued compensation and related liabilities	(13,695)	(11,431)
Accrued liabilities	(6,535)	(85)
Deferred revenue	20,917	9,030
Restructuring obligations	(4,260)	(4,326)

Net cash provided by continuing operations	15,576	10,296
Net cash (used in)/provided by discontinued operations	(1,121)	209

Net cash provided by operating activities	14,455	10,505

Investing activities:
Proceeds from sale of discontinued operations	39,000	—
Purchases of property and equipment	(2,115)	(1,386)
Maturities of investments, net of purchases	459	(7,631)

Net cash provided by (used in) investing activities	37,344	(9,017)

Financing activities:
Proceeds from issuance of common stock, net	431	27
Repurchase of common stock	(12,802)	(5,056)

Net cash used in financing activities	(12,371)	(5,029)

Effect of exchange rates on cash and cash equivalents	(67)	(7)

Net change in cash and cash equivalents	39,361	(3,548)

Cash and cash equivalents at beginning of period	182,393	130,881

Cash and cash equivalents at end of period	$221,754	$127,333

Non-GAAP Financial Measures

The following table reconciles financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) to the most directly comparable non-GAAP financial measures in the press release.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For example, our non-GAAP financial measures have the effect of excluding a purchase accounting adjustment, costs and expenses from our operating results that should be properly considered under a system of accrual accounting. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude a purchase accounting adjustment and costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009
Expense reconciliation:
GAAP revenue	$90,420	$75,192
Less: GAAP net income	42,099	2,225

Total GAAP expenses	48,321	72,967

Amortization of intangible assets	(1,025)	(1,431)
Stock-based compensation	(12,834)	(13,106)
Tax accrual reversal	3,942	—
Restructuring benefit	2,923	—
Transaction costs	(990)	—
Discontinued operations	33,615	1,176

Total non-GAAP operating expenses	$73,952	$59,606

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009
Net income reconciliation:
GAAP net income	$42,099	$2,225
Amortization of intangible assets	1,025	1,431
Stock-based compensation	12,834	13,106
Tax accrual reversal	(3,942)	—
Restructuring benefit	(2,923)	—
Transaction costs	990	—
Discontinued operations	(33,615)	(1,176)

Non-GAAP income from continuing operations	$16,468	$15,586

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009
Net income per share reconciliation:
GAAP net income per share—basic	$0.47	$0.03
Amortization of intangible assets	0.01	0.01
Stock-based compensation	0.14	0.15
Tax accrual reversal	(0.04)	—
Restructuring benefit	(0.03)	—
Transaction costs	0.01	—
Discontinued operations	(0.38)	(0.01)

Non-GAAP income from continuing operations per share - basic	$0.19	$0.18

Non-GAAP income from continuing operation per share - diluted	$0.18	$0.18

Weighted average shares - basic	88,632	85,161
Weighted average shares - diluted	92,574	88,262

Discussion of Specific Items Excluded From Non-GAAP Financial Measures

Our non-GAAP financial measures exclude the results of discontinued operations and generally exclude expenses or benefits for (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation, (iii) restructuring costs or benefits, (iv) tax accrual reversal (v) transaction related costs. We exclude these items because we believe they are not closely related to the ongoing operating performance of our business and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believe our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. In addition, except for costs and expenses related to restructuring and transaction related costs, these items are non-cash items that do not affect cash flows.

(1) Discontinued Operations. We exclude the results of discontinued operations from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the results of discontinued operations helps investors compare our operating performance with that of other companies. We recognize, however, that the discontinued operations impact cash flow and that we and investors should carefully consider the impact of this on cash flow.

(2) Amortization of Acquired Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

(3) Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

(4) Restructuring benefit. We recorded a restructuring benefit related to lease abandonment accruals in the three months ended December 31, 2010. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations and is significantly impacted by factors outside our control. We believe excluding restructuring costs helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring costs will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

(5) Release of tax reserve. We released a tax reserve of approximately $3.9 million in the three months ended December 31, 2010. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the tax reserve release helps investors compare our operating performance with that of other companies.

(6) Transaction related costs. We recorded approximately $1.0 million of transaction related costs in the three months and twelve months ended December 31, 2010. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the transaction related costs helps investors compare our operating performance with that of other companies. We recognize, however, that the transaction related costs impact cash flow and that we and investors should carefully consider the impact of this on cash flow.